UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2021
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NES	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of March 11, 2021, the Board of Directors of Nuverra Environmental Solutions, Inc. (the “Company”) appointed Roger Mendelovitz to the role of principal accounting officer of the Company. Mr. Mendelovitz, age 45, has served as the Company’s Corporate Controller since June 2020. He has over 20 years of experience in accounting, auditing, and SEC reporting in the oil field services and midstream sectors, and prior to joining the Company he served as the Corporate Controller of Blue Mountain Midstream from 2018 to 2020, as the Director of SEC Reporting for Ranger Energy Services from 2017 to 2018, and as the Manager of SEC Reporting for PennTex Midstream Partners from 2015 to 2018. Mr. Mendelovitz graduated from The University of Texas at Austin with both a Bachelor of Business Administration and Master in Professional Accounting and is a Certified Public Accountant.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Mendelovitz and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer. There is no arrangement or understanding between Mr. Mendelovitz and any other person pursuant to which Mr. Mendelovitz was appointed as principal accounting officer of the Company. There are no transactions in which Mr. Mendelovitz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

On March 15, 2021, the Company announced that it has scheduled the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) for June 28, 2021 and the close of business on May 3, 2021 as the record date for determining the stockholders entitled to vote at the Annual Meeting. The time and location of the Annual Meeting will be as set forth in the Company’s proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission.

Pursuant to the Company’s Third Amended and Restated Bylaws (the “Bylaws”), if a stockholder of the Company intends a proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting, stockholder proposals must be delivered to the principal executive offices of the Company at Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Corporate Secretary, not later than March 30, 2021.

Additionally, notice of any stockholder proposal (including a proposal to nominate a candidate for director) that is not submitted for inclusion in the proxy statement for the Annual Meeting must be delivered to or mailed and received at the principal executive offices of the Company not later than March 30, 2021. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Company’s Bylaws, as applicable. Any notice received after these deadlines will be considered untimely and not properly brought before the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: March 15, 2021	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer